EXHIBIT 4.2



                                                             ENGLISH TRANSLATION
                                                 FOR INFORMATIONAL PURPOSES ONLY



                                 PUBLICIS GROUPE

                        STOCK OPTION PLAN 2003-2005 RULES



                                    PREAMBLE

These rules (hereinafter "the Rules") of the Stock Option Plan 2003-2005 (hereinafter "the Plan") have been prepared by Publicis Groupe S.A. (hereinafter "the Company"), and govern the stock options granted by the Company's Management Board ("LE DIRECTOIRE") for the benefit of the employees of Publicis Groupe (as defined below) pursuant to the 7th resolution of the Extraordinary Shareholders' Meeting of August 29, 2000.

          ARTICLE I: LEGAL FRAMEWORK OF THE STOCK OPTION PLAN 2003-2005

In accordance with the provisions of Articles L. 225-177 ET SEQ. of the French CODE DE COMMERCE (Commercial Code), the Company's Extraordinary Shareholders' Meeting convened on August 29, 2000 authorized the Company's Management Board, in its 7th resolution, to grant stock options to acquire existing Company shares, for a five-year period, on one or more occasions, for the benefit of the employees of the Company or of French or foreign companies affiliated with it within the meaning of the provisions of Article L. 225-180 of the French CODE DE COMMERCE.

Pursuant to the authorization granted by the shareholders, the Management Board, in agreement with the Nomination and Compensation Committee and the Supervisory Board, may grant stock options to such Beneficiaries as it determines.

The Options granted in this manner shall hereinafter be called the "Options" and the shares acquired upon their exercise, I.E. Publicis Groupe S.A. ordinary shares with a nominal value of (euro) .40, shall hereinafter be called the "Shares".

                        ARTICLE II: NATURE OF THE OPTIONS

The Options granted by the Management Board to the Beneficiaries allow them to acquire upon exercise of the Options, existing Shares of the Company.

The number of Options granted to each Beneficiary is determined by the Management Board and is communicated individually to each of them. As the Options are irrevocable, the granted number cannot be modified during the Option period.

At the date of grant, each Option gives the Beneficiary the right, upon its exercise, to acquire one Share in return for payment of the exercise price per Option. This shall remain the same until the end of the exercise period subject to the provisions of Article V "Maintenance of the Beneficiaries' rights in the event of financial transactions completed on the Company's share capital".

                                                             ENGLISH TRANSLATION
                                                 FOR INFORMATIONAL PURPOSES ONLY



The exercise of the granted Options depends on the achievement of performance goals in accordance with the provisions of Article VII "Performance goals and number of exercisable Options".

The Options are not transferable in any form whatsoever. Accordingly, the Beneficiaries cannot grant, directly or indirectly, any pledge, guarantee or security of any sort on the granted Options.

However, in the event of a Beneficiary's death, the right to exercise the Options shall be transferred to his or her heirs, as provided under paragraph 1 of Article X "Impact on the exercise of Options of the end of relationship between the Beneficiary and Publicis Groupe".

No eligible employee, director or officer as set forth under Article III "Beneficiaries" hereunder, can invoke a right to the grant of Options under the Plan. Neither the Plan nor any measure taken in relation to it shall be interpreted as constituting an employment contract or as granting to any Beneficiary a right to employment within one of the companies of Publicis Groupe. The grant of Options does not constitute a supplement to compensation, and does not give the Beneficiary any right to any kind of indemnity in the event that he or she does not exercise his/her Options before the date on which they are no longer exercisable for any reason whatsoever.

                           ARTICLE III: BENEFICIARIES

At the time of the grant, the Management Board determines the list of Beneficiaries of the Options (the "Beneficiaries") selected among the full-time employees and the eligible executive officers (MANDATAIRES SOCIAUX) (according to the French legal provisions and regulations currently in force) of the Company, as well as companies in which the Company holds, directly or indirectly, more than 50% of the voting rights ("Publicis Groupe").

For each grant of Options, the President of the Management Board sends an "Option Grant Letter" to the Beneficiary specifying, in particular, the number of granted Options, the date of the grant, the exercise price, the characteristics of the granted Options, the goals which determine their exercise, and enclosing a summary of the provisions of the Plan.

                           ARTICLE IV: EXERCISE PRICE

The exercise price of the options is definitively set by the Management Board at the time of each grant in accordance with the applicable legal and regulatory provisions, as well as in compliance with the corporate governance rules adopted by Publicis Groupe S.A. Accordingly, the exercise price cannot be less than (i) the average of the opening prices of the Publicis Groupe S.A. Share on Euronext Paris S.A. during the 20 trading days preceding the date of grant, or (ii) the average purchase price of the Company's treasury shares pursuant to Articles L. 225-208 and L. 225-209 of the French CODE DE COMMERCE.

The exercise price cannot be modified during the Option period, subject to the provisions of Article V "Maintenance of the Beneficiaries' rights in the event of financial transactions completed on the Company's share capital".

                                                             ENGLISH TRANSLATION
                                                 FOR INFORMATIONAL PURPOSES ONLY




  ARTICLE V: MAINTENANCE OF THE BENEFICIARIES' RIGHTS IN THE EVENT OF FINANCIAL TRANSACTIONS COMPLETED ON THE COMPANY'S SHARE CAPITAL

In accordance with the provisions of Article L. 225-181 of the French CODE DE COMMERCE and current laws and regulations, the Company shall take all necessary measures to protect the interests of the Beneficiaries holding non-exercised Options on the date on which any financial transactions on the Company's share capital may be completed.

                       ARTICLE VI: VALIDITY OF THE OPTIONS

Subject to the provisions of Article VIII "Exercise of Options" and Article X "Impact on the exercise of Options of the end of relationship between the Beneficiary and Publicis Groupe" below, the Options granted under the Plan are valid for ten (10) years as from the date of grant. The non-exercised Options at the end of this ten-year period shall lapse automatically.

        ARTICLE VII: PERFORMANCE GOALS AND NUMBER OF EXERCISABLE OPTIONS

1. SETTING PERFORMANCE GOALS FOR EACH GRANT OF OPTIONS

The number of Options exercisable by each Beneficiary is defined by the level of achievement, during the period, called the "Performance Period", defined by the Management Board, by Publicis Groupe S.A. or by the Beneficiary, respectively, of general performance goals or individual performance goals, as determined by the Management Board at the time of the grant. Except in the case where specific performance goals apply to a Beneficiary, the general performance goals applicable to Options granted under the Plan shall cover the 2003-2005 period and shall be the same for all Beneficiaries.

The general and/or individual performance goals, the achievement of which shall determine the number of Options exercisable by the Beneficiary, are communicated individually to each Beneficiary in the "Option Grant Letter".

The performance goals set at the time of each grant of Options are final. The Management Board cannot decide to modify the goals initially set except in the case of exceptional circumstances necessitating and justifying a modification. The Beneficiaries are informed individually of any such modification.

2. DETERMINATION OF LEVEL OF ACHIEVEMENT OF PERFORMANCE GOALS APPLICABLE TO THE OPTIONS GRANTED UNDER THE PLAN

The Management Board determines the level of achievement of performance goals at the end of the "Performance Period" defined at each grant of Options.

The determination whether the performance goals have been achieved will be made within a 30-day period following the date on which all of the necessary information will be available. Over the following month, the Management Board will announce the level at which the performance goals have been achieved and will determine accordingly the calculation of the number of exercisable Options. The Management Board's decision is final and binding on all the Beneficiaries.

                                                             ENGLISH TRANSLATION
                                                 FOR INFORMATIONAL PURPOSES ONLY




In the event the calculation would result in a fractioned number of Options exercisable by the Beneficiary, if the fraction of the number obtained is less than 0.50, the number of exercisable Options shall be rounded down to the nearest full number of Options; if the fraction of the number obtained is equal or more than 0.50, the number of Options exercisable by the Beneficiary shall be rounded up to the nearest full number of Options.

3. NOTIFYING THE BENEFICIARIES OF THE LEVEL OF ACHIEVEMENT OF PERFORMANCE GOALS AND OF THE NUMBER OF EXERCISABLE OPTIONS

Each Beneficiary is individually informed of the level of achievement of the performance goals and consequently the number of Options that he or she will be able to exercise by way of a letter from the President of the Management Board accompanied by these Rules, a reminder of the description of the global and/or specific performance goals governing the Options granted to the Beneficiary and a form "Acknowledgment of Receipt", as well as a "Certificate of exercisable Options" and a description of the procedure to be carried out in order to exercise the Options ("Exercise Procedure"), in the event Options are declared exercisable. This letter from the President of the Management Board is sent to the Beneficiaries within fifteen days following the date on which the decision of the Management Board as set out in the preceding paragraph 2 becomes effective. Each Beneficiary will be asked to acknowledge receipt of this letter by returning the form "Acknowledgement of Receipt" enclosed with such letter to the General Secretary of Publicis Groupe S.A. and in which the Beneficiary will acknowledge that he or she has received and read the rules of the Plan, and, as the case may be, the "Certificate of exercisable Options" and the Exercise Procedure, and will provide his or her name and address and any information necessary for the Beneficiary's registration with the financial institution appointed by Publicis Groupe S.A. for the administration of the Options.

4. INFORMATION FOR THE BENEFICIARIES OVER THE COURSE OF THE "PERFORMANCE PERIOD"

During the "Performance Period", the Beneficiaries will be periodically updated on the level of achievement of the performance goals, with the understanding that this information is for informational purposes only and in no case is to be considered as a guarantee for the exercise of the Options.

                        ARTICLE VIII: EXERCISE OF OPTIONS

1. CALENDAR FOR THE EXERCISE OF OPTIONS

The Options may be exercised according to the following calendar:

- 50% of the total number of exercisable Options indicated in the "Certificate of exercisable options" may be exercised by the Beneficiary as of the date he or she receives the letter from the President of the Management Board and the "Certificate of exercisable options", and Publicis Groupe S.A. receives the form "Acknowledgment of receipt" under the conditions mentioned under paragraph 3 "Notifying the Beneficiaries of the level of achievement of performance goals and of the number of exercisable Options" of Article VII above ; and

                                                             ENGLISH TRANSLATION
                                                 FOR INFORMATIONAL PURPOSES ONLY




- 50% of the total number of exercisable Options indicated in the "Certificate of exercisable options" may be exercised by the Beneficiary beginning on the first anniversary of the decision of the Management Board mentioned under paragraph 2 "Determination of level of achievement of performance goals applicable to the Options granted under the Plan" of
     Article VII above.

However, notwithstanding the preceding provisions, exceptionally, the Management Board has the authority to temporarily suspend, for a maximum three-month period, the exercise of the Options in the event of completion of transactions that involve the exercise of rights attached to Shares.

2. TERMS AND CONDITIONS FOR EXERCISING THE OPTIONS

Subject to Article X "Impact on the exercise of Options of the end of relationship between the Beneficiary and Publicis Groupe", the Beneficiary may exercise all or part of the Options in one or several instalments. In order to do so, he or she shall send to the financial institution appointed for the administration of the Options, mentioned in the "Exercise Procedure", and in accordance with the modalities provided by such a financial institution upon registration of the Beneficiary in its books as described in paragraph 3 "Notifying the Beneficiaries of the level of achievement of performance goals and of the number of exercisable Options" of Article VII above, a form "Declaration of Exercise of Options", accompanied by the payment, in euros, of the corresponding exercise price related to the number of Options that he or she wishes to exercise.

              ARTICLE IX: SHARES ACQUIRED UPON EXERCISE OF OPTIONS

Subject to validation by the Company of the Beneficiary's right to exercise his or her Options, the Shares acquired upon exercise of Options are delivered to the Beneficiary within thirty (30) days following the date at which the "Declaration of Exercise of Options" and the corresponding payment in euros of the exercise price are registered by the financial institution appointed for the administration of the Options.

The Shares acquired upon exercise of Options are registered, when such Options are exercised, under the name of the Beneficiary in pure registered form and may be traded immediately.

           ARTICLE X: IMPACT ON THE EXERCISE OF OPTIONS OF THE END OF RELATIONSHIP BETWEEN THE BENEFICIARY AND PUBLICIS GROUPE

The Beneficiary may exercise Options only if he or she is an employee or an eligible director or officer of Publicis Groupe on the exercise date. If such condition is no longer met, the Options granted to a Beneficiary are no longer exercisable and shall be automatically cancelled, with the exception of the following:

                                                             ENGLISH TRANSLATION
                                                 FOR INFORMATIONAL PURPOSES ONLY




1. DEATH

(i) Exercise period of the Options:

Notwithstanding the provisions of paragraph 1 "Calendar for the exercise of Options" of Article VIII, in the event of the death of a Beneficiary, so long as the Options have not ceased to be exercisable and have not been cancelled under the provisions of paragraphs 3, 4 and 6 below, his or her heirs have a period of twelve months starting from the date of death in which to exercise the total number of exercisable Options (defined, as the case may be, as described under (ii) (a) hereunder) which were not yet exercised by the Beneficiary, provided that the Options may not be exercised after the expiration of the Options pursuant to Article VI "Validity of the Options". At the expiration of this twelve month period, the non-exercised Options shall be automatically cancelled.

Notwithstanding the above rule and Article VI "Validity of the Options", and pursuant to Article L.225-183 of the French COMMERCIAL CODE, in the event the Beneficiary's death occurs within six months of the expiration of the Options as indicated in Article VI "Validity of the Options", his or her heirs shall have a period of six months starting from the date of death in which to exercise the total number of exercisable Options which had not yet been exercised by the Beneficiary.

(ii) Number of exercisable Options:

In the event that the death occurs before the number of exercisable Options has been determined and communicated to the Beneficiary, the number of exercisable Options is calculated as follows:

a) if the death occurs before the end of the "Performance Period":

If the death occurs before the end of the "Performance Period" outlined in paragraph 1 of Article VII "Performance goals and number of exercisable options", notwithstanding the provisions of paragraph 2 of such article, the number of exercisable Options is determined by the Management Board by applying the following formula:

    Number of granted Options x Number of months lapsed in Calculation Period
    -------------------------------------------------------------------------
               Total number of months of the "Performance Period"

For purposes of this formula, the "Calculation Period" is defined as the period between the first day of the fiscal year during which the Options were granted and the date of the Beneficiary's death.

However, in the event that the death occurs after the last day of the fiscal year during which the Options were granted, the number of exercisable Options calculated using the above formula may be reduced by the Management Board if it decides that the performance goals were not achieved during the period lapsed prior to the Beneficiary's death.

                                                             ENGLISH TRANSLATION
                                                 FOR INFORMATIONAL PURPOSES ONLY




The Management Board determines the number of exercisable Options as indicated above within a 45-day period following the date on which the death of the Beneficiary is notified by his or her heirs to the General Secretary of Publicis Groupe S.A.

Within fifteen days following the decision of the Management Board mentioned in the above paragraph, the heirs of the Beneficiary are notified of the determined number of exercisable Options by a letter from the President of the Management Board, accompanied by these Rules, by a reminder of the general and/or specific performance goals governing the Options granted to the Beneficiary, as well as, in the event Options are declared exercisable, by the description of the procedure to follow in order to exercise the Options ("Exercise Procedure").

b) if the death occurs after the end of the "Performance Period" but before the Management Board's determination of the level of achievement of the performance goals :

The number of exercisable Options will be determined by the Management Board pursuant to the provisions of paragraph 2 "Determination of level of achievement of performance goals applicable to the Options granted under the Plan" of
Article VII and communicated to the heirs of the Beneficiary by a letter from the President of the Management Board accompanied by the documents mentioned under paragraph (a) IN FINE above.

2. DISABILITY

Notwithstanding the provisions of Article VII "Performance goals and number of exercisable Options" and of paragraph 1 "Calendar for the exercise of Options" of Article VIII, in the case of an occurrence, prior to the expiration of the Options as defined under Article VI "Validity of the Options", of a disability of the Beneficiary where the Beneficiary is totally incapable of performing his or her professional duties, provided that the Options have not ceased to be exercisable and have not been cancelled pursuant to the provisions of paragraphs 3, 4 and 6 below, the following specific provisions apply:

(i) Number of exercisable Options:

In the event that the disability occurs before the number of exercisable Options has been determined and communicated to the Beneficiary, the number of exercisable Options is calculated as follows:

a) if the disability occurs before the end of the "Performance Period"

If the disability occurs before the end of the "Performance Period" outlined in paragraph 1 of Article VII "Performance goals and number of exercisable Options", notwithstanding the provisions of paragraph 2 of such article, the number of exercisable Options is determined by the Management Board by applying the following formula:

    Number of granted Options x Number of months lapsed in Calculation Period
    -------------------------------------------------------------------------
               Total number of months of the "Performance Period"

                                                             ENGLISH TRANSLATION
                                                 FOR INFORMATIONAL PURPOSES ONLY




For the purposes of this formula, the "Calculation Period" is defined as the period between the first day of the fiscal year during which the Options were granted and the date of the occurrence of the Beneficiary's disability.

However, in the case that the disability occurs after the last day of the fiscal year during which the Options were granted, the number of exercisable Options calculated using the above formula may be reduced by the Management Board, if it determines that the performance goals were not achieved during the fiscal years since the date of grant, including the fiscal year ending after the date of the occurrence of the disability.

The Management Board determines the number of exercisable Options as indicated above within a 45-day period following the date on which the disability of the Beneficiary is notified to the General Secretary of Publicis Groupe S.A.

Within fifteen days following the decision of the Management Board mentioned in the above paragraph, the Beneficiary is notified of the determined number of exercisable Options by a letter from the President of the Management Board, accompanied by these Rules, by a reminder of the general and/or specific performance goals governing the Options granted to the Beneficiary, as well as, in the event Options are declared exercisable, by a "Certificate of exercisable Options", by the description of the procedure to follow in order to exercise the Options ("Exercise Procedure") and by an "Acknowledgment of Receipt" form to be returned to the General Secretary of Publicis Groupe S.A.

b) if the disability occurs after the end of the "Performance Period" but before
the  Management  Board's   declaration  of  the  level  of  achievement  of  the
performance goals:

The number of exercisable Options will be decided by the Management Board and communicated to the Beneficiary pursuant to the provisions of Article VII "Performance goals and number of exercisable Options".

(ii) Exercise period of the Options:

(a) In the event that the Beneficiary's disability occurs before the end of the last day of the fiscal year which follows the fiscal year in which the Options were granted:

The Beneficiary may exercise the exercisable Options during an exercise period defined by the following:

- the exercise period begins the day that the Management Board determines the number of exercisable Options as set forth by the provisions in paragraph
     (i) (a) above; and

- the exercise period ends at the later of the following two dates: three months from the date when the Management Board determines the number of exercisable Options as set forth by the provisions in paragraph (i) (a) above, or six months from the date of occurrence of the disability of the Beneficiary. However, the Beneficiary will under no circumstances be able

                                                             ENGLISH TRANSLATION
                                                 FOR INFORMATIONAL PURPOSES ONLY




to exercise the Options after the end of the expiration of the Options as defined under Article VI "Validity of the Options".

At the end of the exercise period defined above, the Options not exercised shall be automatically cancelled.

(b) if the disability occurs after the end of the last day of the fiscal year which follows the fiscal year in which the Options were granted:

The Beneficiary may exercise the exercisable Options during the exercise period defined below.

The exercise period of the Options begins:

- for up to 50% of the total number of exercisable Options specified in the "Certificate of exercisable Options" established pursuant to the Management Board's decision according to the conditions provided in Article VII "Performance Goals and number of exercisable Options" above, from the receipt of the afore-mentioned certificate by the Beneficiary ;

- for up to 50% of the total number of exercisable Options specified in the "Certificate of exercisable Options", from the first anniversary of the Management Board's above-mentioned decision.

The exercise period of the Options ends at the later of the following two dates: three months after the start date of each above-mentioned exercise periods or six months after the date of the occurrence of the Beneficiary's disability. However, the Beneficiary will under no circumstances be able to exercise the Options after the end of the expiration of the Options as defined under Article VI "Validity of the Options".

At the end of the exercise period defined above, the Options not exercised shall be automatically cancelled.

3. DISMISSAL OR RESIGNATION

Options cease to be exercisable on the date of the delivery of the notice of termination or, in the absence of such notice period or in case of waiver of such notice period, on the date of the Beneficiary's actual departure from Publicis Groupe, and shall be automatically cancelled three months later. Exceptionally, the Management Board may depart from this rule and decide the conditions under which the Beneficiary may keep all or part of his or her Options and related rights.

4. RETIREMENT

If the Beneficiary ceases to be employed by the Company because he or she retires at the normal retirement age, the Options cease to be exercisable on the date of the Beneficiary's departure, and shall be automatically cancelled three months later. Exceptionally, the

                                                             ENGLISH TRANSLATION
                                                 FOR INFORMATIONAL PURPOSES ONLY




Management Board may depart from this rule and decide the conditions under which the Beneficiary may keep all or part of his or her Options and related rights.

For the purposes of this Plan, the normal retirement age is defined according to the regulations applicable within the Beneficiary's company of employment. In the absence of such regulations, the Beneficiary shall be considered eligible for retirement at 65 years old.

5. TRANSFER WITHIN PUBLICIS GROUPE TO ANOTHER COUNTRY OF RESIDENCE

The transfer of the Beneficiary within Publicis Groupe to another country of residence has no impact on the ability to exercise the Options or the applicable exercise periods.

If the Management Board determines that the transfer would trigger unfavorable tax consequences for the Beneficiary, as compared to the treatment applicable to such Beneficiary in the country of his/her initial residence, in the matter of the exercise of the Options or the sale of shares, or that restrictions on exercise of Options or resale of the Shares would result from such transfer, the Management Board may in its sole discretion decide to compensate the Beneficiary, in whole or in part, for such unfavorable tax consequences or restrictions applicable to the exercise of the Options or the sale of the Shares acquired upon exercise of the Options.

6. DEPARTURE TOWARD AN AFFILIATED COMPANY

If the Beneficiary leaves the Company to become an employee of an Affiliated Company, the Options cease to be exercisable on the date of the Beneficiary's departure and shall be automatically cancelled three months later. Exceptionally, the Management Board may depart from this rule and decide that the Beneficiary may keep his or her Options and related rights as if he or she had remained in Publicis Groupe.

For the purposes of this Plan, an "Affiliated Company" is defined as a company in which Publicis Groupe S.A. holds more than 25% (and no more than 50%) of the share capital.

            ARTICLE XI: TAX AND SOCIAL SECURITY TREATMENT OF OPTIONS

It is the responsibility of each Beneficiary to inform himself or herself about the tax and social security treatment of the Options that he or she is granted. For the purpose of locally applicable tax laws and regulations, it is noted that the Options granted within the framework of the Plan are not "qualified" options, in the sense of applicable tax regulation in the United States, and are not granted under a plan approved by the Inland Revenue in the United Kingdom.

In addition, should the employer or Publicis Groupe S.A. become liable on behalf of the Beneficiary, upon exercise of the Options or the sale of the Shares acquired upon exercise of the Options, to social security charges and taxes, the Beneficiary authorizes the employer and/or Publicis Groupe S.A., at the option of the latter, to sell on his or her account the number of Shares necessary and withhold from the proceeds of the sale, or to withhold from the Beneficiary's salary, the necessary funds for payment of the amounts due.

                                                             ENGLISH TRANSLATION
                                                 FOR INFORMATIONAL PURPOSES ONLY




                     ARTICLE XII: APPLICABLE LAW - LANGUAGE

This Plan is governed by French law.

This Plan has been adopted in the French language version and only the French version shall prevail. Any other version of the Plan drafted in a foreign language is for informational purposes only.

The French version of this Plan may be requested by contacting:

General Secretary
Publicis Groupe S.A.
133 avenue des Champs-Elysees
75008 Paris, France